UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 8, 2011

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-31937	26-2522031
(Commission	(IRS Employer
File Number)	Identification No.)

35th Floor, World Plaza 855 South Pudong Road, Pudong District, Shanghai 200120 People’s Republic of China
(Address of principal executive offices)

86-21-5835-9979
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed by ShengdaTech, Inc. (the “Company”) on June 14, 2011 (the “Original Report”).  The Original Report incorrectly stated that the Company had engaged a new independent accounting firm.  Such engagement has been approved by the Company’s audit committee and is pending satisfactory completion of the accountant’s new client acceptance procedures.  The Company hereby amends the Original Report to correct such item.

SECTION 3 - Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 8, 2011, ShengdaTech, Inc. (the “Company”) received a letter from the Listing Qualifications Hearings Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel has determined to deny the request of the Company for continued listing on Nasdaq and will suspend trading of the Company’s shares effective at the open of business on Friday, June 10, 2011 (the “Notice”).

The Nasdaq Hearings Panel held a hearing on May 26, 2011 to consider the Company's continued listing on the Nasdaq in light of the Company's violation of certain Nasdaq listing rules. The Nasdaq Hearings Panel held that pursuant to its discretion under Nasdaq listing rule 5100, it would deny continued inclusion of the Company’s securities on Nasdaq. The Company intends to appeal the Nasdaq Hearings Panel determination.

SECTION 8 - Other Events

Item 8.01	Other Events.

On June 8, 2011, the Company’s audit committee approved the engagement of Marcum Bernstein & Pinchuk (“MBP”) as the Company’s new independent accountants.  Such engagement is subject to satisfactory completion of MBP’s new client acceptance procedures.

On June 14, 2011, the Company issued a press release announcing the receipt and contents of the Notice, the engagement of MBP and providing an update on related and other matters.  On June 22, 2011, the Company issued a correction to its June 14, 2011 press release, to reflect that the Company’s engagement of MBP is pending satisfactory completion of MBP’s new client acceptance procedures.

SECTION 9 - Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release Dated June 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2011	shengdatech, Inc.

	By:	/s/ Xiangzhi Chen
	Name:	Xiangzhi Chen
	Title:	Chairman and Chief Executive Officer